As filed with the Securities and Exchange Commission on July 14, 2016.

Registration No. 333-_____

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DELTA AIR LINES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	58-0218548 (I.R.S. Employer Identification No.)

Hartsfield-Jackson Atlanta International Airport

Atlanta, Georgia 30354

(Address of Principal Executive Offices,

including Zip Code)

DELTA AIR LINES, INC. PERFORMANCE COMPENSATION PLAN

(Full title of the plans)

Peter W. Carter, Esq.

Executive Vice President and Chief Legal Officer

Delta Air Lines, Inc.

P.O Box 20706

1030 Delta Boulevard

Atlanta, Georgia 30354

(Name and address of agent for service)

(404) 715-2191

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☐

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CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	6,650,000 shares	$38.03	$252,899,500	$25,467

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.

(2)	Estimated pursuant to Rules 457(c) and (h) under the Securities Act solely for purposes of calculating the amount of the registration fee, based upon the average of the high and low prices per share of Common Stock of Delta as reported on the New York Stock Exchange on July 11, 2016.

EXPLANATORY NOTE

This registration statement covers an additional 6,650,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), of Delta Air Lines, Inc. (the “Company”) for offer and issuance pursuant to awards granted under the Delta Air Lines, Inc. Performance Compensation Plan (the “Plan”). The Plan is an amendment and restatement of the Delta Air Lines, Inc. 2007 Performance Compensation Plan, with respect to which the Company has previously filed registration statements on Form S-8. Accordingly, pursuant to General Instruction E to Form S-8, the contents of earlier registration statements on Form S-8 (Registration Numbers 333-142424, 333-149308, and 333-154818) are incorporated herein by reference, except to the extent specific sections are superseded by Items 3, 5 and 8 below and the Exhibits included in this Form S-8. Unless otherwise indicated, the terms “Delta,” the “Company,” “we,” “us” and “our” refer to Delta Air Lines, Inc. and its subsidiaries.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed or to be filed by Delta with the Securities and Exchange Commission are hereby incorporated by reference into this Registration Statement as of their respective dates:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2015;
•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2016 and June 30, 2016;
•	Current Reports on Form 8-K filed on February 5, 2016, February 17, 2016 and June 10, 2016;
•	The description of the Company's Common Stock contained in the Company's Form 8-A filed on April 26, 2007.

All documents filed by Delta pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and before the filing of a post-effective amendment to this Registration Statement that indicates that all securities registered hereunder have been sold or that deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents (other than current reports containing information furnished, as opposed to filed, on Form 8-K). Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

The validity of the Common Stock registered hereunder has been passed upon for the Company by Alan T. Rosselot, Assistant General Counsel of the Company. Mr. Rosselot has been granted awards under the Plan and is eligible to receive additional awards under the Plan.

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ITEM 8. EXHIBITS.

Exhibit No.	Description of Exhibits

4.1(a)	Delta's Amended and Restated Certificate of Incorporation (Filed as Exhibit 3.1 to Delta's Current Report on Form 8-K as filed on April 30, 2007).*

4.1(b)	Amendment to Amended and Restated Certificate of Incorporation (Filed as Exhibit 3.1 to Delta's Current Report on Form 8-K as filed on June 27, 2014).*

4.2	Delta’s By-Laws (Filed as Exhibit 3.2 to Delta’s Current Report on Form 8-K as filed on June 27, 2014).*

5	Opinion of Alan T. Rosselot

10.1	Delta Air Lines, Inc. Performance Compensation Plan as amended and restated (Filed as Exhibit 10.2 to Delta's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016).*

15	Letter from Ernst & Young LLP regarding unaudited interim financial information.

23.1	Consent of Alan T. Rosselot (included in Exhibit 5).

23.2	Consent of Ernst & Young LLP.

*	Incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 14, 2016.

Delta Air Lines, Inc.

By:/s/ Paul A. Jacobson Name: Paul A. Jacobson Title: Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on July 14, 2016, by the following persons in the capacities indicated.

Signature	Title

/s/ Richard H. Anderson Richard H. Anderson	Executive Chairman of the Board of Directors

/s/ Edward H. Bastian Edward H. Bastian	Chief Executive Officer and Director

/s/ Francis S. Blake Francis S. Blake	Director

/s/ Daniel A. Carp Daniel A. Carp	Director

/s/ David G. DeWalt David G. DeWalt	Director

/s/ Thomas E. Donilon Thomas E. Donilon	Director

Director
William H. Easter III

/s/ Mickey P. Foret Mickey P. Foret	Director

/s/ Shirley C. Franklin Shirley C. Franklin	Director

/s/ George N. Mattson	Director
George N. Mattson

/s/ Douglas R. Ralph Douglas R. Ralph	Director

/s/ Sergio A.L. Rial Sergio A.L. Rial	Director

/s/ Kathy N. Waller	Director
Kathy N. Waller

/s/ Kenneth B. Woodrow	Director
Kenneth B. Woodrow

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